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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statements Form S-8 (No. 333-31820) and Form S-8 (No. 333-43412), pertaining to the HealthTronics, Inc. Stock Option Plan of our report dated February 3, 2001, with respect to the consolidated financial statements of HealthTronics, Inc. and Subsidiaries included in this Annual Report (Form 10-KSB) for the year ended December 31, 2000.


Atlanta, Georgia

March 23, 2001

                                                           /s/ Ernst & Young LLP


                                      F-33